UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2011

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Offer Agreement

On August 18, 2011, Hewlett-Packard Company (“HP”) and Hewlett-Packard Vision B.V. (“HP Vision”), an indirect wholly-owned subsidiary of HP, entered into an Offer Agreement with Autonomy Corporation plc (“Autonomy”).  Pursuant to the Offer Agreement, HP announced pursuant to Rule 2.5 of the United Kingdom City Code on Takeovers and Mergers the terms of a recommended cash offer (the “Offer”) under which HP, acting through HP Vision, would acquire the entire issued and to be issued share capital of Autonomy for £25.50 ($42.11) per share in cash.

HP intends to effect the Offer by means of a takeover offer within the meaning of Part 28 of the United Kingdom Companies Act (the “Companies Act”).  However, HP has the right to elect to complete the acquisition of Autonomy by way of scheme of arrangement under Part 26 of the Companies Act on the same terms (subject to appropriate amendment).

The Offer Agreement contains various terms and conditions relating to the Offer including, among other matters, the recommendation of the Offer to Autonomy shareholders by the members of Autonomy’s Board of Directors, the payment of an inducement fee by Autonomy to HP under certain circumstances, limited non-solicitation and exclusivity restrictions, the right of HP to match any superior proposal, required actions related to regulatory filings and clearances, and extensions of the acceptance period.

The Offer is subject to customary conditions including, (i) acceptance of the Offer by the holders of at least 75% of the Autonomy share capital, (ii) subject to certain exceptions, that the members of Autonomy’s Board of Directors will continue to recommend the Offer, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) clearance of other required regulatory approvals, and (v) other customary conditions.

HP intends to fund the Offer with a combination of HP’s existing cash resources and debt financing.  The acquisition of Autonomy is expected to be completed by the end of calendar year 2011.

The foregoing description of the Offer Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Offer Agreement, a copy of which is attached hereto.  The information in Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”).

Entry into Bridge Facility

On August 18, 2011, HP entered into a new £5,000,000,000 364-Day unsecured bridge term loan agreement (the “Bridge Facility”), together with the lenders named therein and Barclays Bank plc (“Barclays”), as administrative agent.   The Bridge Facility may be used for cash consideration to fund the acquisition of Autonomy,  including paying amounts required by the United Kingdom City Code on Takeovers and Mergers and amounts used to refinance indebtedness to fund such acquisition.

Borrowings under the Bridge Facility may be made in Sterling or in Dollars, at the option of HP.  Interest on borrowings in Sterling is payable at rates per annum equal to a periodic fixed rate equal to LIBOR plus the applicable margin and for borrowings in Dollars at a fluctuating base rate equal to Barclays’ adjusted base rate plus the applicable margin, or a periodic fixed rate equal to LIBOR plus the applicable margin. HP is required to pay a commitment fee based on the unused portion of the commitments under the Bridge Facility. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on HP’s senior unsecured debt ratings.  Additionally, HP is required to pay a duration fee with respect to borrowings outstanding on certain dates following the offer to acquire Autonomy being declared unconditional or deemed to be unconditional.

Under the Bridge Facility, HP may not permit the ratio of its consolidated EBITDA to its consolidated interest expense for any four consecutive fiscal quarters prior to maturity to exceed 3.00 to 1.00.

The Bridge Facility contains customary representations and warranties, affirmative and negative and financial covenants, which were made only for the purposes of the Bridge Facility and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties.  The Bridge Facility provides, however, during a period defined as the “Certain Funds Period”, that only specified representations and warranties are applicable to ensure compliance with the Certain Funds provisions of the City Code on Takeovers and Mergers.  The covenants limit, among other things, HP and its subsidiaries from granting certain liens supporting indebtedness, entering into sale and leaseback transactions and selling or disposing of assets and HP and its significant subsidiaries from entering into fundamental change transactions.  In addition, the representations, warranties and covenants contained in the Bridge Facility may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries of the Bridge Facility and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of HP.

The Bridge Facility Agreement includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults, cross acceleration, bankruptcy and insolvency events, certain unsatisfied judgments and a change of control.  If an event of default occurs under the Bridge Facility, the lenders will be able to terminate the commitments and accelerate the maturity of the loans under the Bridge Facility and exercise other rights and remedies.  The Bridge Facility provides, however, that during the Certain Funds Period, only specified events of default shall apply, and further provides for a clean-up period to permit cure of any technical breaches.

Item 2.03.                Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

On August 18, 2011, HP entered into the Bridge Facility as described under Item 1.01 above.  The description of the Bridge Facility under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01.                Regulation FD Disclosure.

On August 18, 2011, HP, through HP Vision, issued a Rule 2.5 Announcement under the City Code on Takeovers and Mergers announcing the Offer.  A copy of the Rule 2.5 Announcement is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into filings under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Offer Agreement, dated as of August 18, 2011, among Hewlett-Packard Company, Hewlett-Packard Vision B.V. and Autonomy Corporation plc (filed herewith).
99.1	Rule 2.5 Announcement, dated August 18, 2011 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 19, 2011	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Offer Agreement, dated as of August 18, 2011, among Hewlett-Packard Company, Hewlett-Packard Vision B.V. and Autonomy Corporation plc (filed herewith).
99.1	Rule 2.5 Announcement, dated August 18, 2011 (furnished herewith).